                                                                    Exhibit 99.1

NEWS RELEASE
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                                                  CONTACT:       Kevin McDermed
                                                                 913 367 2121
                                                                 NYSE: FDY

                          ATCHISON CASTING CORPORATION
           ANNOUNCES SETTLEMENT OF CLASS ACTION SECURITIES LITIGATION

         Atchison, Kansas - February 4, 2002 - Atchison Casting Corporation
(NYSE:"FDY") today announced that it has reached an agreement in principle to settle the consolidated securities class action suit filed against the Company.
The settlement, which is subject to the execution of definitive settlement documents and Court approval, calls for the establishment of a settlement fund consisting of $1.8 million, which will be paid by the Company's insurance carrier. All claims will be dismissed without any admission of liability or wrongdoing.

         Atchison's Chief Executive Officer, Hugh Aiken, commented, "Although we were prepared to defend against the action vigorously, we believe that it is in the best interests of the Company and its shareholders to end the expense and distraction of the lawsuit and focus our energy on the management of our business."

         ACC produces iron, steel and non-ferrous castings for a wide variety of equipment, capital goods and consumer markets.

                          ATCHISON CASTING CORPORATION
      400 SOUTH FOURTH STREET o P.O. BOX 188 o ATCHISON, KANSAS 66002-0188
                     o (913) 367-2121 o FAX (913) 367-2155